Exhibit 5.1

June 7, 2019

Enlivex Therapeutics Ltd.

14 Einstein Street

Nes Ziona, Israel 7403618

Re:	Enlivex Therapeutics Ltd. Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Israeli counsel for Enlivex Therapeutics Ltd., a company organized under the Laws of the State of Israel (the “Company”), in connection with certain Israeli law matters involved in the preparation of a Shelf Registration Statement on Form F-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of up to $100,000,000 of any combination of: (i) ordinary shares, NIS 0.40 per share, of the Company (“Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (“Warrants”); and (iii) purchase units consisting of Ordinary Shares and Warrants (“Units”); and (iv) the Ordinary Shares that may be issued upon the exercise of the Warrants or in connection with the Units, as applicable. The Ordinary Shares, Warrants and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Articles of Association, as amended to the date hereof (the “Charter”); and

(3)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued Ordinary Shares will be available for issuance under the Charter, as then in effect.

Enlivex Therapeutics Ltd.

June 7, 2019

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, with respect to the Ordinary Shares, assuming (i) the taking by the Company’s board of directors (the “Board”) of all necessary corporate action to authorize and approve the issuance of the Ordinary Shares and (ii) the due issuance and delivery of the Ordinary Shares upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board, the Ordinary Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

YIGAL ARNON & CO.

By:	/s/ Yigal Arnon

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